                                                                   EXHIBIT 10.17



                                 EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT is entered into as of the 13th day of January, 1998, by and between Beazer Homes USA, Inc., a Delaware corporation (the "Company") and Michael H. Furlow (the "Executive"), an individual resident in the State of Georgia.

                                 W I T N E S S E T H:

          WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept employment with the Company, on the terms and conditions set forth herein; and

          WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company, to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements currently and upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1.   EMPLOYMENT.

          1.1 EMPLOYMENT AND DUTIES. The Company hereby agrees to employ Executive for the Term (as hereinafter defined) as its Executive Vice President, Operations, subject to the direction of the Chief Executive Officer of the Company (the "CEO") and, in connection therewith, to perform such duties as he shall reasonably be directed by the CEO to perform. In performing such duties hereunder, Executive shall comply with the policies and procedures as adopted from time to time by the Board, shall give the Company the benefit of his special knowledge, skills, contacts and business experience, shall perform his duties and carry out his responsibilities hereunder in a diligent manner, shall be just and faithful in the performance of his duties and in carrying out his responsibilities and shall devote all of his business time, attention, ability and energy exclusively to the performance of his duties and responsibilities hereunder; PROVIDED, HOWEVER, that Executive may, with the approval of the Board from time to time, serve, or continue to serve, on the board of directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Company or any of its affiliates or divisions, or adversely affect the performance of Executive's duties pursuant to this Agreement. Executive hereby accepts such employment and agrees to render such services.

          1.2 LOCATION. The principal location for performance of Executive's services hereunder shall be at the offices of Beazer Homes USA, Inc. which are currently located in Atlanta, Georgia, subject to reasonable travel requirements during the course of such performance. In the event circumstances require a change in such location to another city, Executive shall have not less than three (3) months advance notice of the effective date of the relocation.

     2.   EMPLOYMENT TERM.

          2.1 TERM. The term of Executive's employment hereunder (the "Term") shall commence effective as of the date hereof and shall end on January 13, 2000 (the "Initial Term"), unless terminated or extended as provided herein (including pursuant to Section 6 of this Agreement); PROVIDED, HOWEVER; that the Term shall be extended and this Agreement shall be automatically renewed for successive one-year periods unless: (i) this Agreement is terminated as otherwise provided herein; or (ii) Executive or the Company provides written notice to the other of such party's desire not to extend this Agreement at least sixty (60) days prior to the expiration date of the Term of this Agreement pursuant to this Section 2.1.

     3.   COMPENSATION AND BENEFITS.

          3.1  CASH COMPENSATION.

               (a) BASE SALARY. In consideration of Executive's services hereunder the Company shall pay Executive an aggregate base salary at an annualized rate, effective as of the date hereof (until adjusted as provided below), of $300,000, payable, in each case, in such nearly equal installments as may be customary for executive officers employed by the Company (but not less frequently than monthly) or as may otherwise be agreed to between the Company and Executive, in arrears (the "Base Salary"). The Base Salary for each year shall be prorated according to the number of days in such year during which this Agreement is in effect. Commencing October 1, 1998 and on each October 1 thereafter, the Base Salary may be adjusted (upward or downward) by the Compensation Committee of the Board,


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taking into consideration Executive's performance, general cost of living increases, the salaries provided by comparable businesses, the financial condition of the Company and other similar matters.

               (b) BONUSES; STOCK INCENTIVE PLANS. Executive will be eligible to participate in the Company's bonus and stock incentive plans (including, without limitation, the Company's 1994 Stock Incentive Plan) at the discretion of the Compensation Committee of the Board. The amount and terms of, and the targets, conditions and restrictions applicable to each bonus or other incentive award shall be subject to the provisions of any such plan and of the applicable award letter duly executed and delivered by the Company.

          3.2 PARTICIPATION IN BENEFIT PLANS. The payments provided in Section 3 hereof are in addition to any benefits to which Executive may be, or may become, entitled under any benefit plan or program of the Company for which key executives are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance benefits and/or plans. Further, Executive shall be eligible to receive during the period of his employment under this Agreement, all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

          3.3 VACATION. Executive shall be entitled to twenty (20) working days of compensated vacation in each fiscal year, to be taken at times which do not unreasonably interfere with the performance of Executive's duties hereunder. Any unused vacation time from any fiscal year shall be subject to accumulation or forfeiture in accordance with Company policy as in effect from time to time.

          3.4 EXPENSES. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement. Executive shall keep detailed and accurate records of expenses incurred in connection with the performance of his duties hereunder and reimbursement therefor shall be in accordance with policies and procedures to be established from time to time by the Board.

     4.   TERMINATION.

          4.1 GENERAL. In addition to the right of either party to terminate this Agreement pursuant to Section 2 hereof, the Company shall have right to terminate the employment of Executive as set forth in this Section 4.

          4.2 TERMINATION FOR CAUSE. In addition to any other remedies which the Company may have at law or in equity, the CEO may immediately terminate Executive's employment under this Agreement by giving Executive written notice of such termination


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upon or at any time following the occurrence of any of the following events, and each such termination shall constitute a termination for "cause":

               (i) Any act or failure to act (or series or combination thereof) by Executive done with the intent to harm in any material respect the interests of the Company or any affiliate thereof;

               (ii) The commission by Executive of a felony;

              (iii) The perpetration by Executive of a dishonest act or
                    common law fraud against the Company or any affiliate thereof;

               (iv) A grossly negligent act or failure to act (or series or combination thereof) by Executive detrimental in any material respect to the interests of the Company or any affiliate thereof;

               (v) The material breach by Executive of his agreements or obligations under this Agreement; or

               (vi) The continued refusal to follow the directives of the CEO which are consistent with Executive's duties and responsibilities identified in Section 1.1 hereof.

Upon the early termination of Executive's employment under this Agreement by the Company for "cause" the Company shall pay to Executive (i) an amount equal to Executive's Base Salary accrued through the effective date of termination at the rate in effect at the time notice of termination is given, payable at the time such payment is due; and (ii) at the time such payments are due, all other amounts to which Executive is entitled hereunder (including expense reimbursement amounts accrued to the effective date of termination or amounts under any benefit plan of the Company, but expressly excluding any bonus or other incentive payment (or portion thereof) in respect of the fiscal year in which this Agreement is so terminated or any fiscal year of the Company thereafter), and, upon payment of such amounts, the Company shall have no further obligation to Executive under this Agreement.

          4.3 DISABILITY OF EXECUTIVE. Subject to applicable law, if Executive shall become ill or be injured or otherwise become disabled or incapacitated such that, in the opinion of the Board, he cannot fully carry out and perform his duties hereunder, and such disability or incapacity shall continue for a period of forty-five (45) consecutive days, the Board may, at any time thereafter, by giving Executive prior written notice, fully and finally terminate his employment under this Agreement. Termination under this Section
4.3 shall be effective as of the date provided in such notice, which date shall not be fewer than ninety (90) days after such notice is delivered to Executive or his representative, and the Company


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shall pay Executive his Base Salary accrued to the effective date of termination at the rate in effect at the time of such notice, payable at the time such payment is due. Upon payment of (i) such accrued Base Salary; and
(ii) all other amounts to which Executive may be entitled hereunder, including, without limitation, (A) subject to the terms of any such bonus or incentive award, any bonus or incentive payment to which the Executive would have been entitled pursuant to Section 3.1(b) hereof (prorated for the period up to the effective date of termination), provided the targets and other conditions applicable thereto are met, (B) any expense reimbursement amounts accrued to the effective date of termination, and (C) any amounts under any other benefit plan of the Company, in any case at the time such payments would otherwise have become due and payable in the absence of such termination, and the Company shall have no further obligation to Executive under this Agreement.

          4.4 DEATH OF EXECUTIVE. This Agreement shall automatically terminate upon the death of Executive. Upon the early termination of this Agreement as a result of death, the Company shall pay Executive's estate: (i) an amount equal to Executive's Base Salary accrued through the effective date of termination at the rate in effect at the effective date of termination, payable at the time such payment is due; and (ii) all other amounts to which Executive is entitled hereunder, including, without limitation, (A) subject to the terms of any such bonus or incentive award, any bonus or incentive payment to which the Executive would have been entitled pursuant to Section 3.1(b) hereof (prorated for the period up to the effective date of termination), provided the targets and other conditions applicable thereto are met, (B) any expense reimbursement amounts accrued to the effective date of termination, and (C) any amounts under any other benefit plan of the Company, in each case at the time such payments would otherwise have become due any payable in the absence of such termination, and the Company shall have no further obligations to Executive under this Agreement.

          4.5 TERMINATION NOT OTHERWISE PROVIDED FOR. This Section 4.5 governs all terminations of Executive's employment hereunder which are not otherwise provided for in this Section 4 or Section 6 and expressly contemplates a termination of Executive without "cause" and a termination of Executive by the Company by reason of retirement. Except as otherwise provided in Section 4.2, 4.3, 4.4 or 6, Executive's employment under this Agreement may be terminated by giving Executive written notice thereof, effective as of the date provided in such notice. Upon such termination of the employment of Executive, the Company shall pay to Executive: (i) an amount equal to Executive's Base Salary payable for the remainder of the Term at the time such payments would otherwise have become due and payable in the absence of such termination at the rate in effect on the date of termination; and (ii) all other amounts to which Executive is entitled, including (A) subject to the prior approval of the Compensation Committee of the Board of Directors of the Company (which approval shall not be unreasonably withheld) and subject to the terms of any such bonus or incentive award, any bonus or incentive payment to which the Executive would have been entitled pursuant to Section 3.1(b) hereof (prorated for the period up to the effective date of

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termination), provided the targets and other conditions applicable thereto are met, (B) any expense reimbursement amounts accrued to the effective date of termination, and (C) any amounts under any other benefit plan of the Company, in each case at the time such payments would otherwise have become due and payable in the absence of such termination, and the Company shall have no further obligations to Executive under this Agreement.

          4.6 TERMINATION BY EXECUTIVE. Executive may, with or without cause, terminate his employment under this Agreement by giving the Company at least sixty (60) days' prior written notice of such termination (which may be waived by the Company), and after the effective date of such termination, the Company shall have no further obligation to Executive under this Agreement, including, without limitation, no obligation to pay any pro-rata amount of any bonus or incentive payment in respect of the period up to the date of termination.

     5.   EMPLOYMENT COVENANTS.

          5.1 COVENANT NOT TO COMPETE. Executive recognizes and acknowledges that the Company is placing its confidence and trust in Executive. Executive, therefore, covenants and agrees that during the Applicable Non-Compete Period (as defined below) Executive shall not, either directly or indirectly, without the prior written consent of the Board:

               (i) Engage in or carry on any business or in any way become associated with any business which is similar to or is in competition with the Business of the Company (as such term is used and defined herein). As used in this Section 5, the term "Business of the Company" shall include all business activities in which the Company is now engaged, including but not limited to, the purchase of land (or options therefor) for development and the construction of residential homes for resale to consumers and shall further include any business in which the Company is engaged at any time during the Term;

               (ii) Solicit the business of any person or entity, on behalf of himself or any other person or entity, which is or has been at any time during the term of this Agreement a customer or supplier of the Company including, but not limited to, former or present customers or suppliers with whom Executive has had personal contact during, or by reason of, his relationship with the Company;

              (iii) Be or become an employee, agent, consultant,
                    representative, director or officer of, or be otherwise in any manner associated with,


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                    any person, firm, corporation, association or other
                    entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company;

               (iv) Solicit for employment or employ any person employed by the
                    Company at any time during the twelve (12)-month period immediately preceding such solicitation or employment; or

               (v) Be or become a shareholder, joint venturer, owner (in whole or in part), or partner, or be or become associated with or have any proprietary or financial interest in or of any firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company. Notwithstanding the proceeding sentence, passive equity investments by Executive of $25,000 or less in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company shall not be deemed to violate this Section 5.1.

Executive hereby recognizes and acknowledges that the existing Business of the Company extends throughout the States of Georgia, Tennessee, South Carolina, North Carolina, Texas, California, Arizona, Nevada and Florida and therefore agrees that the covenants not to compete contained in this Section 5.1 shall be applicable in and throughout such states, as well as throughout such additional areas and states in which the Company may be (or has prepared written plans to be) doing business as of the date of termination of Executive's employment. Executive further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the Business of the Company and that this Agreement will not prevent him from earning a livelihood and acknowledges that the restrictions contained in this Section 5.1 constitute reasonable protections for the Company.

          As used in this Section 5.1, "Applicable Non-Compete Period" shall mean: (a) unless and until the Executive's employment under this Agreement is terminated prior to the scheduled end of the Term, the period beginning on January 13, 1998 and ending on the date which is 180 days after the scheduled end of the Term (as such Term may be extended from time to time pursuant to


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Section 2.1 hereof); (b) if the Executive's employment under this Agreement is terminated pursuant to Section 4.2, Section 4.3 or Section 4.6 hereof or for any other reason (other than as set forth in clause (c) below), the period beginning on January 13, 1998 and ending on the date which is 180 days after scheduled end of the Term (as such Term may be extended from time to time pursuant to Section
2.1 hereof); (c) if the Executive's employment under this Agreement is terminated without "cause" pursuant to Section 4.5 hereof, the period beginning on January 13, 1998 and ending on the date of the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof); (d) if on or prior to the date of the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof), the Executive rejects an offer by the Company to extend this Agreement pursuant to Section 2.1 hereof on reasonable terms, the period beginning on January 13, 1998 and ending on the date which is 180 days after the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof); and (e) if the Company elects not to extend this Agreement pursuant to Section 2.1 hereof, the period beginning on January 13, 1998 and ending on the date of the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof).

          5.2 TRADE SECRETS AND CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that certain information including, without limitation, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers or other aspects of the Business of the Company or which is sufficiently secret to derive economic value from not being disclosed ("Confidential Information") may be made available or otherwise come into the possession of Executive by reason of his employment with the Company. Accordingly, Executive agrees that he will not (either during or after the term of his employment with the Company) disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board. Executive shall, upon termination of employment, return to the Company all documents, diskettes, electronic or digital storage devices or any other items which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this Section 5.2, Executive's obligations under this
Section 5.2 shall not, after termination of Executive's employment with the Company, apply to information which has become generally available to the public without any action or omission of Executive (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is not authorized to make such disclosure shall be deemed to remain confidential and protectable by Executive under this
Section 5.2).

          5.3 RECORDS. All files, records, memoranda, documents, diskettes, electronic or digital storage devices or any other items regarding former, existing or prospective customers of the Company or relating in any manner whatsoever to Confidential Information or the Business of the Company (collectively, "Records"), whether prepared by Executive or otherwise coming into his possession, shall be the exclusive property of the Company. All Records shall be immediately placed in the physical possession of the Company upon the termination of Executive's employment with the Company, or at any other time specified by the Board. The retention and use by Executive of duplicates in any form of Records is prohibited after the Executive's employment with the Company.



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          5.4  BREACH.  Executive hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Executive of any of the terms or provisions of this Section 5, and Executive therefore agrees that the Company shall be entitled to an injunction restraining Executive from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages from Executive and, if Executive is an employee of the Company, the termination of his employment with the Company in accordance with the terms and provisions of this Agreement.

          5.5 SURVIVAL. Notwithstanding the termination of the employment of Executive or the termination of this Agreement, the provisions of this Section 5 shall survive and be binding upon Executive unless a written agreement which specifically refers to the termination of the obligations and covenants of this
Section 5 is executed by the Company.

     6.   CHANGE OF CONTROL.

          6.1 GENERAL. In the event of a Change of Control (as defined in Section 6.3), the provisions of this Section 6 shall govern the employment of the Executive with respect to matters covered by this Section 6 and to the extent that the provisions of this Section 6 are contrary to or inconsistent with any other provisions of this Agreement the provisions of this Section 6 shall be controlling.

          6.2  CERTAIN DEFINITIONS.

               (a) The "Change of Control Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 6.2(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Change of Control Effective Date" shall mean the date immediately prior to the date of such termination of employment.

               (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control


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Period shall be automatically extended so as to terminate two years from such
Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

          6.3 CHANGE OF CONTROL. For the purpose hereof, a "Change of Control" shall mean:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
                    (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
                    (B), and (C) of subsection (iii) of this Section 6.3; or

               (ii) Individuals who, as of the date hereof, constitute the Board
                    (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (iii) Consummation of a reorganization, merger or
                    consolidation or sale or other disposition of all or substantially all of the assets of the


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                    Company (a "Business Combination"), in each case,
                    unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          6.4 EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Change of Control Effective Date and ending on the second anniversary of such date (the "Change of Control Employment Period").

          6.5  TERMS OF EMPLOYMENT.


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               (a)  POSITION AND DUTIES.  During the Change of Control
Employment Period, (i) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control Effective Date; and (ii) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change of Control Effective Date or any office or location less than 35 miles from such location.

               (b) DEVOTION OF TIME. During the Change of Control Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Change of Control Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Change of Control Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change of Control Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          6.6  COMPENSATION.

               (a) BASE SALARY. During the Change of Control Employment Period, the Executive shall receive an annual base salary ("Change of Control Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Change of Control Effective Date occurs. During the Change of Control Employment Period, the Change of Control Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Change of Control Effective Date and thereafter at least annually. Any increase in Change of Control Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Change of Control Base Salary shall not be reduced after any such increase and the term Change of Control Base Salary as utilized in this Agreement shall refer to Change of Control Base Salary as so increased. As used in this

Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (b) ANNUAL BONUS. In addition to Change of Control Base Salary, the Executive shall be awarded, for each fiscal year ending during the Change of Control Employment Period, an annual bonus (the "Change of Control Bonus") in cash at least equal to the Executive's highest annual bonus under the Company's incentive plans (including, without limitation, the Company's Value Created Incentive Plan (the "VCIP")), for the last three full fiscal years prior to the Change of Control Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal year) (the "Recent Annual Bonus"); provided, however, that if (A) the Executive did not receive an annual bonus during the last full fiscal year immediately preceding the Change of Control Effective Date because the Executive was not employed by the Company for the whole of such year or (B) the Executive was not employed by the Company during any part of the last full fiscal year immediately preceding the Change of Control Effective Date, the Change of Control Bonus shall at least equal the amount the Executive was to receive under the VCIP based on the Company's budget (as such budget was approved by the Board), the calculation of which was included as an attachment to the Executive's employment letter at the time the Executive commenced employment with the Company. Each such Change of Control Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Change of Control Bonus is awarded, unless the Executive shall elect to defer the receipt of such Change of Control Bonus.

               (c) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Change of Control Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other key executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control Effective Date or if more favorable to the Executive, those provided generally at any time after the Change of Control Effective Date to other key executives of the Company and its affiliated companies.

               (d) WELFARE BENEFIT PLANS. During the Change of Control Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, pension, 401(k), medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other key executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Effective Date or, if more favorable to the Executive, those provided generally at any time after the Change of Control Effective Date to other key executives of the Company and its affiliated companies.

               (e) EXPENSES. During the Change of Control Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other key executives of the Company and its affiliated companies.

               (f) FRINGE BENEFITS. During the Change of Control Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other key executives of the Company and its affiliated companies.

               (g) OFFICE AND SUPPORT STAFF. During the Change of Control Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Change of Control Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other key executives of the Company and its affiliated companies.

               (h) VACATION. During the Change of Control Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Change of Control Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other key executives of the Company and its affiliated companies, but in no event shall Executive receive less than twenty working days of compensated vacation time in each fiscal year.

          6.7  TERMINATION OF EMPLOYMENT.

               (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Change of Control Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Change of Control Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 8.2 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 90th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 90 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of the Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

               (b)  CAUSE.    The Company may terminate the Executive's
employment during the Change of Control Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the executive a copy of a resolution duly adopted by the affirmative vote of not less that three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or
(ii) above, and specify the particulars thereof in detail.

               (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
                    Section 6.5(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the
                    provisions of Section 6.6 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (iii) the Company's requiring the Executive to be based at any office or location other than as provided in
                    Section 6.5(a)(ii) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control Effective Date;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v)  any failure by the Company to comply with and satisfy
                    Section 7.3 of this Agreement.

For purposes of this Section 6.7(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Change of Control Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

               (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8.2 of the Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e)  DATE OF TERMINATION.   "Date of Termination" means (i) if
the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          6.8  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

               (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Change of Control Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                         (A) the sum of (1) the Executive's Change of Control Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of
                              (x) the higher of (I) the Recent Annual Bonus and
                              (II) the Change of Control Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Change of Control Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and
                              (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                         (B) an amount equal to the product of (1) 2, and (2) the sum of (x) the Executive's Change of Control Base Salary and (y) the Highest Annual Bonus; and

                         (C) an amount equal to the excess of (1) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Change of Control Effective Date), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for two years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the two years is that required by Section 6.6(a) and Section 6.6(b), over (2) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

               (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 6.6(d) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other key executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period;

              (iii) the Company shall, at its sole expense as incurred,
                    provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion; and

               (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies and any reimbursement amounts required to be paid to Executive by the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Change of Control Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6.8(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of key executives of the Company and affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other key executives and their beneficiaries at any time during the 120-day period immediately preceding the Change of Control Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other key executives of the Company and its affiliated companies and their beneficiaries.

               (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Change of Control Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6.8(c) shall include, without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other key executives and their families at any time during the 120-day period immediately preceding the Change of Control Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other key executives of the Company and its affiliated companies and their families.

               (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Change of Control Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Change of Control Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Change of Control Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          6.9 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with any such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          6.10 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, provided that the Executive prevails in at least one material issue, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          6.11 CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

               (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6.11) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this
Section 6.11(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

               (b) Subject to the provisions of Section 6.11(c), all determinations required to be made under this Section 6.11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally-recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6.11, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6.11(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

              (iii) cooperate with the Company in good faith in order
                    effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings
                    relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6.11(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.

Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.11(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6.11(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.11(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     7.   SUCCESSORS; ASSIGNS.

          7.1 This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          7.2 The Company shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder to any entity which controls the Company, which the Company controls or which may be the result of the merger, consolidation, acquisition or reorganization of the Company and another entity. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          7.3 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     8.   MISCELLANEOUS.



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

          8.1 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          8.2 Any notices to be given hereunder by either party to the other may be effected by personal delivery in writing, via facsimile transmission or by mail, registered or certified, postage prepaid with return receipt requested. Notices shall be addressed to the parties as follows:

          If to the Company:       Beazer Homes USA, Inc.
                                   5775 Peachtree Dunwoody Road
                                   Suite C-550
                                   Atlanta, Georgia 30342
                                   Attn:  President
                                   Facsimile:  404-250-3428

          If to the Executive:     Michael H. Furlow
                                   220 Sheridan Point Lane
                                   Atlanta, GA 30342

Any party may change his or its address by written notice in accordance with this Section 8.2. Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via facsimile transmission shall be deemed communicated as of receipt by the sender of written confirmation of transmission thereof; mailed notices shall be deemed communicated as of three (3) days after proper mailing.

          8.3 This Agreement supersedes any and all other prior or contemporaneous agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and this Agreement contains all of the covenants and agreements between the parties with respect to employment of Executive by the Company.

          8.4 The failure of the Executive or the Company to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          8.5 Except as otherwise provided in Section 8.6 hereof, no amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by each party hereto.

          8.6 All agreements and covenants contained herein are severable and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and/or scope so as to comply with the orders of any such court or other legally constituted authority, and as to all other portions of such agreement or covenants they shall remain in full force and effect as originally written.

          8.7 All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

          8.8 All controversies which may arise between the parties hereto including, but not limited to, those arising out of or related to this Agreement shall be determined by binding arbitration applying the laws of the State of Delaware as set forth in Section 8.1 hereof. Any arbitration pursuant to this Agreement shall be conducted in New York City before the American Arbitration Association in accordance with its arbitration rules. The arbitration shall be final and binding upon all the parties (so long as the award was not produced by corruption, fraud or undue means) and the arbitrator's award shall not be required to include factual findings or legal reasoning. Nothing in this
Section 8.8 will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injury to one of the parties.

          8.9 This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          8.10 All matters to be determined by the Board pursuant to the terms of this Agreement shall be determined by the members of the Board or any duly authorized committee thereof.

          8.11 The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.


                               [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of this 13th day of January, 1998.



                              ___________________________________
                                         MICHAEL H. FURLOW


                              BEAZER HOMES USA, INC.



                              By:________________________________


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